EXHIBIT 10.19

                           Shannon International Inc.



May 2, 2005



CONQUISTADOR TRUST c/o Richard DeVries Professional Corporation 117, 171 - 5005 Dalhousie Drive NW Calgary, Alberta T3A 5R8

Attention:  Mr. Richard DeVries

Dear Sir:

Re: Conquistador Assignment to Shannon International Inc. ("Shannon") of an Undivided 8% Interest in Prince Edward Island Oil and Gas Permits Number 04-01, 04-04 and 02-01 (collectively the "Permits")

Further to our discussions, this letter sets forth our understanding and agreement of the terms and conditions under which Conquistador Trust (the "Trust") agrees to assign an undivided 8% Working Interest to Shannon in the Permits as set out in schedule "A" attached hereto. This Letter Agreement shall act as the final and definitive document between the two parties for the assignment and conveyance of the 8% undivided interest in the Permits.

1.   In this Agreement:

     (a) "Closing" means the fulfillment of the provisions of Clauses 3 and 4 hereof;

     (b) "Closing Time" shall be the time by which the provisions set forth in Clauses 3 and 4 hereof shall have been fulfilled which time shall be no later than 10:00 p.m. (MDT) on May 10th, 2005; and

     (c)  "Effective Date" shall be the Closing Date.

2.   Assignment

     Subject to the terms and conditions of this Agreement, the Trust hereby assigns transfers and conveys unto Shannon as of the Effective Date an undivided 8% working interest (the "Assigned Interest") in the Permits.



        Suite 2000, 715 - 5th Avenue SW, Calgary, Alberta, Canada T2P 2X6
                 Telephone: 403.538.3706 Facsimile: 403.538.0003


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3.   Consideration

     At the Closing Time, Shannon shall deliver to the Trust the following:

     (a) seven hundred fifty thousand (750,000) common shares in the share capital of Shannon; and

     (b) seven hundred fifty thousand (750,000) share purchase warrants entitling the holder to purchase an additional seven hundred fifty thousand (750,000) common shares in the share capital of Shannon for a period of two (2) years from the date of their issuance for a purchase price of $0.40 per share, all being in the name of Richard W. DeVries Professional Corporation and the registered owner.

4.   Closing

     Closing shall take place at the offices of Shannon at its address as given above. If all of the provisions of Clause 3 have not been fulfilled to the Trust's satisfaction by the Closing Time, this Agreement shall terminate forthwith and each party hereto shall bear its own costs in conjunction with this Agreement and the matters contemplated herein and neither party hereto shall have any liability to the other under this Agreement.

5.   Specific Conveyances

     The Parties shall prepare any other instruments, notices, releases, assurances and conveyance documents and shall do all such other acts as may be necessary to more fully assure the conveyance of the Permits to Shannon or to otherwise vest legal title and beneficial ownership in the Assigned Interests to Shannon.

6.   Issuance of Shares

     The issuance of seven hundred fifty thousand (750,000) common shares in the share capital of Shannon has been duly and validly authorized by all requisite corporate action on the part of Shannon and all requisite regulatory approval for the issuance of such common shares will be obtained prior to and as a condition of the Closing to the benefit of the Trust alone.

7.   Issuance of Warrants

     The issuance of seven hundred fifty thousand (750,000) warrants and the seven hundred fifty thousand (750,000) common shares to be issued on the exercise of the warrants has been duly and validly authorized by all requisite corporate action on the part of Shannon and all requisite regulatory approval for such issuance of warrants and common shares will be obtained prior to and as a condition of the Closing to the benefit of the Trust alone.

8.   Registration Statement and Approvals

     In respect of the Shannon common shares and Shannon common shares to be issued on the exercise of the warrants, the Trust shall have the right to request a Registration Filing with the Securities and Exchange Commission for a minimum of 250,000 common shares which right is subject to the prior written approval of Rally Energy Corp. ("Rally") for so long as Rally holds Shannon common shares.



        Suite 2000, 715 - 5th Avenue SW, Calgary, Alberta, Canada T2P 2X6
                 Telephone: 403.538.3706 Facsimile: 403.538.0003


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9.   Other Provisions

     (a) This Agreement may be executed in counterpart and evidenced by a facsimile copy thereof and all such counterpart execution or facsimile copies shall constitute one document.

     (b) This Agreement shall be governed and construed pursuant to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

     (c) Each party shall be responsible for the payment of all their respective legal fees and other fees arising hereof incurred or in connection with the subject transaction. Time shall in all respects be of the essence.

     (d) This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

Please confirm your agreement to the terms hereof by signing in the space provided below on both originals hereof and returning one such signed original to our offices.

Yours truly,
SHANNON INTERNATIONAL INC.

/s/ Blair Coady
---------------------------
Blair Coady - President


ACCEPTED  AND  AGREED  to this ____ day
of May, 2005.


CONQUISTADOR TRUST


/s/ Richard DeVries
------------------------------------
Richard DeVries, Solicitor and Agent





        Suite 2000, 715 - 5th Avenue SW, Calgary, Alberta, Canada T2P 2X6
                 Telephone: 403.538.3706 Facsimile: 403.538.0003




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                               SCHEDULE "A" TO THE
                        LETTER AGREEMENT BETWEEN SHANNON
                           INTERNATIONAL INC. AND THE
                        CONQUISTADOR TRUST - THE PERMITS


                        LEGAL DESCRIPTION OF THE PERMITS



---------------------- ------------------------------------ ---------------- ------------------------
   PEI Ministry of
 Environment, Energy
    and Forestry                                                              The Trust's Undivided
     Permit No.                       Lands                      Zones          Working Interest
---------------------- ------------------------------------ ---------------- ------------------------
        04-01          Sections 6-10, 16-20, 26-30,               All                  8%
                       36-40, 46-50, 56-60, 66-70, 76-80,
                       86-90, 96-100 of Grid Area N. Lat.
                       46-20 W. Long 63-30, and all
                       Sections of Grid Area N. Lat.
                       46-30 W. Long 63-30 and Sections
                       1-5, 11-15, 21-25, 31-35, 41-45,
                       51-55, 61-65, 71-75, 81-85, 91-95
                       of Grid Area N. Lat. 46-40 W.
                       Long. 63-30
---------------------- ------------------------------------ ---------------- ------------------------
        04-04          All sections of Grid Area N. Lat.          All                  8%
                       46-20 W. Long 63-00, and Section
                       6-10, 16-20, 26-30, 36-40, 46-50,
                       46-50, 56-60, 66-70, 76-80, 86-90,
                       96-100 of Grid Area N. Lat. 46-20
                       W. Long 63-00
---------------------- ------------------------------------ ---------------- ------------------------
        02-01          Southeast quarter of Grid Area N.          All                  8%
                       Lat. 46-40 W. Long. 64-00 and the
                       east half of Grid Area N. Lat.
                       46-30 W. Long 64-00
---------------------- ------------------------------------ ---------------- ------------------------




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